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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) September 6, 2006

                         A.C. MOORE ARTS & CRAFTS, INC.
             (Exact name of registrant as specified in its charter)

        Pennsylvania                   000-23157                      22-3527763
(State or other jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
     of incorporation)

                  130 A.C. Moore Drive, Berlin, NJ          08009
              (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (856) 768-4930

                                 Not Applicable
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement with New Chief Financial Officer

     On September 6, 2006, A.C. Moore Arts & Crafts, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Marc D. Katz to serve as the Company's Chief Financial Officer and Executive Vice President effective as of September 13, 2006. The Employment Agreement has an initial term of two years to be extended automatically for successive one year terms, unless the Company or Mr. Katz provides to the other party written notice of termination at least 60 days prior to the end of the term.

     Pursuant to the Employment Agreement, Mr. Katz will receive a base salary of $275,000 per year. On September 13, 2006, Mr. Katz will receive a cash sign-on lump sum retention bonus of $90,000 (the "2006 Retention Bonus"). In 2007 and no later than March 31, 2007, Mr. Katz will receive a cash lump sum retention bonus of $30,000 (the "2007 Retention Bonus"). Mr. Katz will earn one-twenty fourth of the 2006 Retention Bonus and one-eighteenth of the 2007 Retention Bonus for each month after receipt that he remains employed by the Company. If the Company terminates his employment for cause (as defined in the Employment Agreement) or Mr. Katz terminates without good reason (as defined in the Employment Agreement), Mr. Katz must repay the unearned portions of the 2006 Retention Bonus and 2007 Retention Bonus. Mr. Katz will also be entitled to participate in the Company's annual bonus plan as administered by the Compensation Committee and receive annual option grants at levels no lower than the highest established for any executive vice president of the Company. The Employment Agreement provides for the initial grant to Mr. Katz of an option to purchase 50,000 shares of the Company's common stock on September 13, 2006, his start date, as described below. Mr. Katz will be entitled to paid vacation and expense reimbursement consistent with the Company's policies, and all medical, insurance, retirement and other benefits maintained for the Company's officers. For up to 10 months from September 13, 2006, the Company agreed to pay Mr. Katz's current car lease obligation of approximately $1,100 per month, provided that following conclusion of this lease, the Company will not reimburse him for his car, with the exception of mileage expenses consistent with the Company's policies.

     If the Company terminates his employment without cause or Mr. Katz terminates for good reason, Mr. Katz is entitled to receive base salary, pro rata bonus, vested and earned but unpaid amounts under the Company's incentive plans and insurance benefits through the twelfth month anniversary of the termination date. If the Company terminates for cause or Mr. Katz terminates without good reason, Mr. Katz is entitled to receive base salary through the termination date and vested and earned but unpaid amounts under the Company's health plans, but will not be entitled to payment of a pro rata bonus. If termination occurs due to death or disability, Mr. Katz or his estate will be entitled to receive the sum of his base salary through the termination date, his pro rata bonus and vested and earned but unpaid amounts under incentive plans, health and welfare plans and other programs.

     The Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions, including prohibiting Mr. Katz from competing with, or soliciting employees from, the Company for a period of 12 months following the termination of his employment.

     Upon a change of control (as defined in the Employment Agreement), the Employment Agreement provides for an automatic one-year term from the date of the change of control, during which Mr. Katz is guaranteed a base salary equal to 12 times his highest monthly base salary during the 12-months preceding the change of control, as well as an annual cash bonus at least equal to the amount received for the last full calendar year. If the Company terminates his employment other than for cause, death or disability or Mr. Katz terminates for good reason, Mr. Katz is entitled to receive a single lump sum cash payment equal to the aggregate of (i) base salary through the date of termination, plus
(ii) pro rata bonus, plus (iii) any previously deferred compensation and plus
(iv) the amount of his base salary through the twelfth-month anniversary of the date of termination. For termination due to death or disability, he or his estate as applicable will receive a

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cash lump sum payment equal to the aggregate of his base salary through the date of death or disability and a pro rata bonus, plus all other benefits to which he would be entitled through the date of death or disability, as applicable. If the Company terminates for cause or Mr. Katz terminates without good reason following a change of control, he is only entitled to base salary, and applicable benefits, through the date of termination. In addition, the Employment Agreement provides that Mr. Katz's options vest immediately upon a change of control.

Form of Option Agreement with New Chief Financial Officer

     Pursuant to the Employment Agreement as described above, Marc D. Katz will be granted an option to purchase 50,000 shares of the Company's common stock on September 13, 2006 and will thereafter be entitled to future option grants as determined by the Company's Board of Directors. The initial and future option grants will be pursuant to the form of option agreement with Mr. Katz attached to this Current Report as Exhibit 10.2. The option received by Mr. Katz on September 13, 2006 will have an exercise price equal to the closing price per share on the Nasdaq Stock Market on September 13, 2006, vest in three equal annual installments beginning on September 13, 2007 and expire on September 13, 2016.

Amendment No. One to Separation Agreement with Former Chief Financial Officer

     On September 6, 2006, the Company and Leslie H. Gordon entered into Amendment No. One ("Amendment No. One") to the Agreement and Complete and Full General Release, dated June 1, 2006 (the "Separation Agreement"). Mr. Gordon retired from his position as the Company's Chief Financial Officer effective July 31, 2006. Amendment No. One amended the Separation Agreement to provide that Mr. Gordon's obligation to provide transition assistance to the Company will terminate on December 31, 2006, instead of July 31, 2007.

     The foregoing summaries of agreements are not intended to be complete and are qualified in their entirety by reference to the agreements, which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference into this Item 1.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 6, 2006, the Company announced the appointment of Marc D. Katz as its new Chief Financial Officer. The terms of the Employment Agreement with Mr. Katz, signed on September 6, 2006 and effective as of September 13, 2006, are described above in Item 1.01. The Employment Agreement, which is attached to this Current Report as Exhibit 10.1, together with the description of the Employment Agreement above in Item 1.01 are incorporated by reference into this
Item 5.02.

     Previously, Mr. Katz, 41, served as Senior Vice President and Chief Information Officer of Foot Locker, Inc., a specialty athletic retailer, a position he held from May 2003 to September 2006. Mr. Katz served as Vice President and Chief Information Officer of Foot Locker from July 2002 to May 2003. From 1997 to 2002, Mr. Katz served in the following capacities at the financial services center of Foot Locker: Vice President and Controller from July 2001 to July 2002; Controller from December 1999 to July 2001; Retail Controller from October 1997 to December 1999; and Director Inventory Control from June 1997 to October 1997. Prior to his employment with Foot Locker, Mr. Katz served for eight years at The May Department Stores Company, an operator of department store chains, in various financial positions.

ITEM 7.01 REGULATION FD DISCLOSURE.

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     On September 6, 2006, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.   Description
-----------   -----------

10.1 Employment Agreement, signed on September 6, 2006 and effective as of September 13, 2006, between the Company and Marc D. Katz.

10.2          Form of Option Agreement between the Company and Marc D. Katz.

10.3 Amendment No. One, dated September 6, 2006, to Agreement and Complete and Full General Release, dated June 1, 2006, between the Company and Leslie H. Gordon.

99.1          Press release dated September 6, 2006.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   A.C. MOORE ARTS & CRAFTS, INC.


Date: September 6, 2006            By: /s/ Amy Rhoades
                                       -----------------------------------------
                                       Name: Amy Rhoades
                                       Title: Vice President and General Counsel

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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
10.1          Employment Agreement, signed on September 6, 2006 and effective as of September 13, 2006, between the Company and Marc D. Katz.

10.2          Form of Option Agreement between the Company and Marc D. Katz.

10.3 Amendment No. One, dated September 6, 2006, to Agreement and Complete and Full General Release, dated June 1, 2006, between the Company and Leslie H. Gordon.

99.1          Press release dated September 6, 2006.